UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 22, 2010

Date of Report (Date of earliest event reported)

STEC, INC.

(Exact name of registrant as specified in its charter)

California	000-31623	33-0399154
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3001 Daimler Street

Santa Ana, California 92705-5812

(Address of principal executive offices) (Zip Code)

(949) 476-1180

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 22, 2010, STEC, Inc. (the “Company”) terminated its existing Severance and Change in Control Agreements and entered into new Severance and Change in Control Agreements (the “2010 Severance and Change in Control Agreements”) with each of Manouch Moshayedi, Mark Moshayedi and Raymond Cook. The 2010 Severance and Change in Control Agreements have an initial term of four years and are subject to automatic one-year extensions unless the Company gives notice of its intent not to renew at least sixty (60) days prior to the expiration of the then-current term.

Under the 2010 Severance and Change in Control Agreements, if the Company terminates the officer’s employment without “cause” or if the officer terminates his employment for “good reason” (each, as defined in the 2010 Severance and Change in Control Agreements), in exchange for a general release and waiver of claims against the Company, the Company will provide such officer with:

•	a lump sum severance payment, in cash, equal to eighteen (18) months (or, in the case of Mr. Cook, twelve (12) months) of such officer’s then-current annual base salary; and

•

the continuation of group medical and group dental plan coverage for eighteen (18) months (or, in the case of Mr. Cook, twelve (12) months) after the termination date as well as certain Company-paid COBRA benefits.

In addition, Messers. Manouch and Mark Moshayedi will be entitled to a cash lump sum payment equal to the sum of (i) eighteen (18) months of payments under the Company’s automobile allowance/reimbursement policy and (ii) eighteen (18) months of premium payments for any term life insurance maintained or paid for by the Company.

If there is a “change in control” (as defined in the 2010 Severance and Change in Control Agreements) of the Company and within eighteen (18) months following such change in control the Company terminates the officer without cause or if the officer terminates his employment for good reason, the officer will be entitled to receive the same benefits as described above, subject to his signing a general release and waiver of claims against the Company. Upon a termination without cause or for good reason within twelve (12) months following a change in control, the officer will be entitled to, in addition to the benefits described above, (i) the payment of a pro-rated annual bonus for the year in which the termination occurs, to the extent any applicable performance goals have been met as of the date of termination (as pro-rated through the termination date) and (ii) accelerated vesting of all unvested and unexercised stock options and/or restricted stock units held by him on the termination date, unless assumed by the successor corporation or replaced with a qualifying cash incentive program of the successor corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2010	By:	/s/ RAYMOND COOK
Raymond Cook
Chief Financial Officer